Page 23

                                                          EXHIBIT 23.2


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         ---------------------------------------------------------


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-107329) of Westamerica Bancorporation of our report dated June 25, 2010 relating to the financial statements and supplemental schedules of the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan (ESOP) as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009 appearing in this Annual Report on Form 11-K.



                                          /s/ Perry-Smith LLP
                                          -------------------



Sacramento, California
June 25, 2010